Exhibit 99.1

SUBSCRIPTION AGREEMENT

AAA BEST CAR RENTAL INC.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of shares of common stock (the “Shares”) of AAA Best Car Rental Inc., a Nevada corporation (the “Company”), set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus dated ___________, 20___, in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached and which the Subscriber acknowledges as having received and read.

Total number of shares subscribed for at US $0.01 per share:  ________________ shares.

Amount paid with this Subscription Agreement at a price of US $0.01 per Share: US $__________________.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of ________________, 2011.

Name of Entity (for purchasers which are entities only):  ________________________________

Signature:  __________________________________________

Print Name:  ________________________________________

Print Title (for purchasers which are entities only):  _________________________________________

Address:  ___________________________________________

   __________________________________________

Telephone No.:  _____________________________________

E-mail Address:  ____________________________________

Subscriber’s US Social Security Number or

identification number of home jurisdiction:   ___________________________

Signature of Co-owners, if applicable:  ___________________________________

Name as it should appear on the Certificate:  _______________________________

If Joint Ownership, check one (all parties must sign above):

[  ] Joint Tenants with Right of Survivorship

[  ] Tenants in Common

[  ] Community Property

If Fiduciary or Business Entity check one:

[  ] Trust Authorized Person _________________________    Capacity_____________________

[  ] Estate Authorized Person _________________________    Capacity_____________________

[  ] Corporation Authorized Person _________________________    Capacity_____________________

[  ] Limited Liability Company

Authorized Person _________________________   Capacity_____________________

[  ] Partnership Authorized Person _________________________   Capacity_____________________

[  ] Other ____________________ (Describe)

Authorized Person _________________________   Capacity_____________________

PAYMENT BY CHECK OR MONEY ORDER INSTRUCTIONS

If Subscriber wishes to pay the purchase price of his or her Shares by check, all checks or money orders shall be made payable to:  AAA Best Car Rental Inc., 351 E 16th Street, Paterson, NJ 07524, Tel. (973) 851-6863.

WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of his or her Shares, he or she shall wire transfer immediately available funds in the amount of the purchase price subscribed for hereunder, as follows:

Bank: ___________________________________

Account Name: ___________________________________

Account No.: ___________________________________

ABA Routing No.: ___________________________________

SWIFT code: ___________________________________

Bank Address: ___________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of AAA Best Car Rental Inc. this _____day of _____________, 2011.

AAA BEST CAR RENTAL INC.

By: _______________________________________

       Name:  Suresh Gupta

       Title: President